CAVA GROUP REPORTS FOURTH QUARTER AND FULL YEAR FISCAL 2023 RESULTS
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FULL YEAR CAVA REVENUE GROWTH OF 59.8% DRIVEN BY CAVA SAME RESTAURANT SALES GROWTH OF 17.9%
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72 NET NEW CAVA RESTAURANT OPENINGS DURING FISCAL 2023
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FULL YEAR CAVA RESTAURANT-LEVEL PROFIT MARGIN OF 24.8%
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WASHINGTON, D.C. (February 26, 2024) - CAVA Group, Inc. (NYSE: CAVA) (“CAVA Group” or the “Company”), the category-defining Mediterranean fast-casual restaurant brand that brings heart, health, and humanity to food, today announced financial results for its fiscal fourth quarter and fiscal year ended December 31, 2023.
“2023 was a landmark year for CAVA, one that demonstrated our significant whitespace opportunity and the strength of our operating model and Team Members as we define the next big cultural cuisine category. Following a successful IPO, we delivered three consecutive quarters of positive net income, driven by full-year revenue growth of nearly 60%. CAVA Same Restaurant Sales grew nearly 18%, including traffic growth of more than 10%, and we opened 72 net new restaurants, increasing our footprint by 30%. With our powerful unit economic engine and investments in an efficient, scalable operation, we are well positioned to deliver on our extraordinary potential,” said Brett Schulman, Co-Founder and CEO.
Fiscal Fourth Quarter 2023 Highlights:
•CAVA Revenue grew 52.5% to $175.5 million as compared to $115.0 million in the prior year quarter.
•Net New CAVA Restaurant Openings of 19, bringing total CAVA Restaurants to 309, a 30.4% increase in total CAVA Restaurants year over year.
•CAVA Same Restaurant Sales Growth of 11.4%, which excludes the 53rd week of fiscal 2023.
•CAVA Restaurant-Level Profit of $39.3 million or growth of 70.7% over the prior year quarter, with CAVA Restaurant-Level Profit Margin of 22.4%, a 240 basis point increase over the prior year quarter.
•CAVA Digital Revenue Mix was 35.9%.
•CAVA Group Net Income of $2.0 million compared to net loss of $18.8 million in the prior year quarter.
•CAVA Group Adjusted EBITDA of $15.7 million compared to $3.5 million in the prior year quarter.
Fiscal Year 2023 Highlights:
•CAVA Revenue grew 59.8% to $717.1 million as compared to $448.6 million in the prior year.
•Net New CAVA Restaurant Openings of 72
•CAVA Same Restaurant Sales Growth of 17.9%, which excludes the 53rd week of fiscal 2023.
•CAVA AUV of $2.6 million, excluding the 53rd week of fiscal 2023, as compared to $2.4 million in the prior year.
•CAVA Restaurant-Level Profit of $177.5 million or growth of 94.8% over the prior year, with CAVA Restaurant-Level Profit Margin of 24.8%, a 450 basis point increase over the prior year.
•CAVA Digital Revenue Mix was 36.0%.

•CAVA Group Net Income of $13.3 million compared to net loss of $59.0 million in the prior year.
•CAVA Group Adjusted EBITDA of $73.8 million compared to $12.6 million in the prior year.
CAVA Fiscal Fourth Quarter 2023 Review:
CAVA Revenue was $175.5 million, an increase of 52.5% compared to the fiscal fourth quarter of 2022. The increase was driven by 95 Net New CAVA Restaurant Openings during or subsequent to the fiscal fourth quarter of 2022, CAVA Same Restaurant Sales Growth of 11.4%, and the impact of the 53rd week in fiscal 2023. CAVA Same Restaurant Sales Growth consists of 6.2% from guest traffic and 5.2% from menu price and product mix.
CAVA Restaurant-Level Profit Margin was 22.4%, an increase of 240 basis points compared to the fiscal fourth quarter of 2022. CAVA Restaurant-Level Profit Margin increased due to lower food, beverage, and packaging as a percentage of revenue, driven by lower input costs and higher incidence of premium menu items driving favorable product mix, as well as sales leverage including the impact of the 53rd week, partially offset by incremental wage investments.
CAVA Group Fiscal Fourth Quarter 2023 Review:
General and administrative expenses were $24.7 million, or 13.9% of revenue, as compared to $16.3 million, or 12.5% of revenue, in the fiscal fourth quarter of 2022. General and administrative expenses, excluding equity-based compensation1, were $21.3 million, or 12.0% of revenue, as compared to $15.3 million, or 11.7% of revenue, in the fiscal fourth quarter of 2022. The increase of 30 basis points was primarily due to investments in our collaboration center organization to support our growth, recurring public company costs, higher performance-based incentive compensation, and higher legal accruals, partially offset by leverage from higher sales.
Net income was $2.0 million, or 1.2% of revenue, as compared to net loss of $18.8 million in the fiscal fourth quarter of 2022.
Adjusted EBITDA1 was $15.7 million, or 8.9% of revenue, an increase of $12.2 million compared to the fiscal fourth quarter of 2022. The increase was primarily driven by CAVA Same Restaurant Sales Growth, improved CAVA Restaurant-Level Profit Margin, and the productivity of Net New CAVA Restaurant Openings. These increases were partially offset by increased general and administrative expenses compared with the prior year quarter, as previously noted.

CAVA Fiscal 2023 Review:
CAVA Revenue was $717.1 million, an increase of 59.8% compared to fiscal 2022. The increase was driven by 145 Net New CAVA Restaurant Openings during or subsequent to fiscal 2022, CAVA Same Restaurant Sales Growth of 17.9%, and the impact of the 53rd week in fiscal 2023. CAVA Same Restaurant Sales Growth consists of 10.4% from guest traffic and 7.5% from menu price and product mix.
CAVA Restaurant-Level Profit Margin was 24.8%, an increase of 450 basis points compared to fiscal 2022. CAVA Restaurant-Level Profit Margin increased due to lower food, beverage, and packaging as a percentage of revenue, driven by lower input costs and higher incidence of premium menu items driving favorable product mix, as well as sales leverage, partially offset by incremental wage investments made in the fourth quarter of fiscal 2023.
CAVA Group Fiscal 2023 Review:
General and administrative expenses were $101.5 million, or 13.9% of revenue, as compared to $70.0 million, or 12.4% of revenue, in fiscal 2022. General and administrative expenses, excluding equity-based compensation and certain non-recurring public company costs1, were $90.8 million, or 12.5% of revenue, as compared to $66.1 million, or 11.7% of revenue, in fiscal 2022. The increase of 80 basis points was primarily due to higher performance-based incentive compensation, investments in our collaboration center organization to support our growth, recurring public company costs, and higher legal accruals, partially offset by leverage from higher sales.
Net income was $13.3 million, or 1.8% of revenue, as compared to net loss of $59.0 million in fiscal 2022.

Adjusted EBITDA1 was $73.8 million, or 10.1% of revenue, an increase of $61.2 million compared to fiscal 2022. The increase was primarily driven by CAVA Same Restaurant Sales Growth, improved CAVA Restaurant-Level Profit Margin, and the productivity of Net New CAVA Restaurant Openings. These increases were partially offset by increased general and administrative expenses in fiscal 2023 compared with the prior year, as previously noted.
Fiscal 2023 includes a 53rd week that is not included in fiscal 2022, which contributed to an increase in CAVA Revenue of approximately $11 million. We estimate that CAVA Restaurant-Level Profit Margin includes a benefit of approximately 50 basis points and 10 basis points in the fourth quarter of 2023 and full year 2023, respectively, due to the leverage associated with certain costs not impacted by the extra week. We estimate that the benefit to fiscal 2023 income from operations and Adjusted EBITDA of the 53rd week was approximately $2.5 million due to higher CAVA Revenue and CAVA Restaurant-Level Profit Margin, partially offset by higher general and administrative expense of approximately $1 million to support the growth of the business.
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1    General and administrative expenses, excluding equity-based compensation and certain non-recurring public company costs, and Adjusted EBITDA are non-GAAP financial measures. Reconciliations to the most directly comparable financial measures presented in accordance with GAAP are set forth in the tables at the end of this press release.

Fiscal 2024 Outlook:
CAVA Group anticipates the following for fiscal 2024:

Net New CAVA Restaurant Openings	48 to 52
CAVA Same Restaurant Sales Growth	3.0% to 5.0%
CAVA Restaurant-Level Profit Margin	22.7% to 23.3%
Pre-opening costs	$11.5 to $12.5 million
Adjusted EBITDA	$86.0 to $92.0 million
Actual results may differ materially from CAVA Group's fiscal full-year 2024 guidance as a result of, among other things, the factors described under "Forward-Looking Statements" below.
A reconciliation of the forward-looking fiscal 2024 Adjusted EBITDA to net income (loss) cannot be provided without unreasonable effort because of the inherent difficulty of accurately forecasting the occurrence and financial impact of the various adjusting items necessary for such reconciliation that have not yet occurred, are out of our control, or cannot be reasonably predicted.
About CAVA Group:
CAVA is the category-defining Mediterranean fast-casual restaurant brand, bringing together healthful food and bold, satisfying flavors at scale. Our brand and our opportunity transcend the Mediterranean category to compete in the large and growing limited-service restaurant sector as well as the health and wellness food category. CAVA serves guests across gender lines, age groups, and income levels and benefits from generational tailwinds created by consumer demand for healthy living and a demographic shift towards greater ethnic diversity. We meet consumers’ desires to engage with convenient, authentic, purpose-driven brands that view food as a source of self-expression. The broad appeal of our food combined with these favorable industry trends drive our vast opportunity for continued growth.
Earnings Conference Call:
The Company will host a conference call on February 27, 2024 at 8:30 AM Eastern Time to discuss fourth quarter and fiscal year 2023 financial results as well as provide a business update. Investors will have the opportunity to listen to the conference call live through the webcast from the company's website on the investor relations page at investor.cava.com. A recorded webcast will be available on CAVA's investor relations website shortly after the call and available for up to one year.

Cautionary Statement Regarding Forward-Looking Statements:
This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that reflect our current views with respect to, among other things, our operations and financial performance. Forward-looking statements include all statements that are not historical facts. These forward-looking statements relate to matters such as our industry, business strategy, goals, and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources, and other financial and operating information. These statements may include words such as “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “seek,” “foreseeable,” "outlook," the negative version of these words or similar terms and phrases to identify forward-looking statements in this press release.
The forward-looking statements contained in this press release are based on management’s current expectations and are not guarantees of future performance. The forward-looking statements are subject to various risks, uncertainties, assumptions, or changes in circumstances that are difficult to predict or quantify. Our expectations, beliefs, and projections are expressed in good faith, and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs, and projections will result or be achieved. Actual results may differ materially from these expectations due to changes in global, regional, or local economic, business, competitive, market, regulatory, and other factors, many of which are beyond our control. We believe that these factors include but are not limited to the following: our operation in a highly competitive industry; our ability to open new restaurants while managing our growth effectively and maintaining our culture; our ability to successfully identify appropriate locations and develop and expand our operations in existing and new markets; the profitability of new restaurants, and any impact to sales at our existing locations; the impact of changes in guest perception of our brand; our ability to successfully market our restaurants and brand; the impact of food safety, health department regulations, and food-borne illness concerns together with our ability to adequately address such concerns and meet regulatory obligations, including at our manufacturing facilities; our ability to maintain or increase prices; our ability to accurately predict guest trends and demand and successfully introduce new menu offerings and improve our existing menu offerings; the risks associated with leasing property; our ability to successfully expand our digital and delivery business; our ability to utilize, recognize, respond to, and effectively manage the immediacy of social media; our ability to achieve or maintain profitability in the future, especially if we continue to grow at an accelerated rate; our ability to realize the anticipated benefits from past and potential future acquisitions, investments or other strategic initiatives; our ability to manage our manufacturing and supply chain effectively; the impact of shortages, delays, or interruptions in the delivery of food items and other products; our ability to successfully optimize, operate, and manage our production facilities; the risks associated with our reliance on third parties; the impact of increases in food, commodity, energy, and other costs; the impact of increases in labor costs, labor shortages, and our ability to identify, hire, train, motivate and retain the right team members; our ability to attract, develop, and retain our management team and key team members; the impact of any cybersecurity breaches and our ability to respond effectively to technology threats or events; the impact of failures, or interruptions in, or our inability to effectively scale and adapt, our information technology systems; our ability to comply with, or changes in, the extensive laws or regulations requirements to which we are subject, including those related to privacy; the impact of economic factors and guest behavior trends; the impact of evolving rules and regulations with respect to environmental, social and governance matters; risks associated with our ability to secure, and protect our intellectual property; risks associated with civil unrest, acts of terrorism, threats to national security, the conflicts in Eastern Europe and the Middle East and other geopolitical events, including potential discriminatory perspectives towards certain cuisines; the impact of climate change and volatile adverse weather conditions; and each of the other factors set forth under the heading “Risk Factors” in our filings with the United States Securities and Exchange Commission.
The forward-looking statements included in this press release are made only as of the date hereof. Any forward-looking statement made by us in this press release speaks only as of the date of this press release and are expressly qualified in their entirety by the cautionary statements included in this press release. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them.

Non-GAAP Financial Measures:
In addition to our consolidated financial statements, which are prepared in accordance with GAAP, we present Adjusted EBITDA, Adjusted EBITDA Margin, and general and administrative expenses, excluding equity-based compensation and certain non-recurring public company costs, in this press release as supplemental measures of financial performance that are not required by, or presented in accordance with, GAAP. We believe they assist investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our operating performance. Management believes Adjusted EBITDA, Adjusted EBITDA Margin, and general and administrative expenses, excluding equity-based compensation and certain non-recurring public company costs, are useful to investors in highlighting trends in our operating performance, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which we operate, and capital investments. Management uses Adjusted EBITDA, Adjusted EBITDA Margin, and general and administrative expenses, excluding equity-based compensation and certain non-recurring public company costs, to supplement GAAP measures of performance in the evaluation of the effectiveness of our business strategies, to make budgeting decisions, and to compare our performance against that of other peer companies using similar measures. Management supplements GAAP results with non-GAAP financial measures to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone provide.
Adjusted EBITDA, Adjusted EBITDA Margin, and general and administrative expenses, excluding equity-based compensation and certain non-recurring public company costs, are not recognized terms under GAAP and should not be considered as alternatives to net income (loss), net income (loss) margin, or general and administrative expenses, as applicable, as measures of financial performance or cash provided by operating activities as measures of liquidity, or any other performance measure derived in accordance with GAAP. Additionally, Adjusted EBITDA and Adjusted EBITDA Margin are not intended to be measures of free cash flow available for management’s discretionary use, as they do not consider certain cash requirements such as interest payments, tax payments, and debt service requirements. Adjusted EBITDA and Adjusted EBITDA Margin should not be considered as measures of discretionary cash available to invest in the business growth or to reduce indebtedness. Our non-GAAP measures have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of our results as reported under GAAP. Some of these limitations are:
•Adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;
•Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;
•Adjusted EBITDA does not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on any applicable debts;
•Adjusted EBITDA does not reflect period to period changes in taxes, income tax expense, or the cash necessary to pay income taxes;
•Adjusted EBITDA does not reflect the impact of earnings or cash charges resulting from matters we consider not to be indicative of our ongoing operations;
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements; and
•other companies in our industry may calculate Adjusted EBITDA, Adjusted EBITDA Margin and general and administrative expenses, excluding equity-based compensation and certain non-recurring public company costs, differently than we do, limiting their usefulness as comparative measures.

Investor Relations:	Media Relations:
Matt Milanovich, SVP, Finance	Lynne Boschee, VP, Communications
(202) 984-2558	media@cava.com
matt.milanovich@cava.com

CAVA GROUP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Thirteen Weeks Ended	Twelve Weeks Ended	Fiscal Year Ended
(in thousands, except per share amounts)	December 31, 2023	December 25, 2022	December 31, 2023	December 25, 2022
Revenue	$177,170	$129,935	$728,700	$564,119
Operating expenses:
Restaurant operating costs (excluding depreciation and amortization)
Food, beverage, and packaging	51,522	40,726	213,458	179,988
Labor	48,842	35,945	187,326	157,891
Occupancy	14,538	12,413	58,319	53,669
Other operating expenses	22,404	17,024	89,251	74,587
Total restaurant operating expenses	137,306	106,108	548,354	466,135
General and administrative expenses	24,674	16,269	101,491	70,037
Depreciation and amortization	12,337	10,941	47,433	42,724
Restructuring and other costs	920	934	6,080	5,923
Pre-opening costs	2,909	5,088	15,718	19,313
Impairment and asset disposal costs	604	9,905	4,899	19,753
Total operating expenses	178,750	149,245	723,975	623,885
(Loss) income from operations	(1,580)	(19,310)	4,725	(59,766)
Interest (income) expense, net	(4,222)	(215)	(8,852)	47
Other income, net	(59)	(275)	(471)	(919)
Income (loss) before income taxes	2,701	(18,820)	14,048	(58,894)
Provision for income taxes	652	26	768	93
Net income (loss)	$2,049	$(18,846)	$13,280	$(58,987)
Earnings (loss) per share:
Basic	$0.02	$(13.72)	$0.22	$(44.41)
Diluted	$0.02	$(13.72)	$0.21	$(44.41)
Weighted-average common shares outstanding:
Basic	113,642	1,374	60,512	1,328
Diluted	117,250	1,374	63,448	1,328

Financial information for the Company’s reportable segments was as follows for the periods presented:

	Thirteen Weeks Ended	Twelve Weeks Ended	Fiscal Year Ended
($ in thousands)	December 31, 2023	December 25, 2022	December 31, 2023	December 25, 2022
Revenue
CAVA	$175,451	$115,048	$717,060	$448,594
Zoes Kitchen	—	13,396	3,867	108,392
Other	1,719	1,491	7,773	7,133
Total revenue	177,170	129,935	728,700	564,119
Restaurant-level operating expenses[1]
CAVA	136,142	92,021	539,572	357,501
Zoes Kitchen	—	12,795	4,044	102,292
Other	1,164	1,292	4,738	6,342
Total restaurant-level operating expenses	137,306	106,108	548,354	466,135
Restaurant-level profit (loss)
CAVA	39,309	23,027	177,488	91,093
Zoes Kitchen	—	601	(177)	6,100
Other	555	199	3,035	791
Total restaurant-level profit	39,864	23,827	180,346	97,984
Reconciliation of restaurant-level profit to income (loss) before income taxes:
General and administrative expenses	24,674	16,269	101,491	70,037
Depreciation and amortization	12,337	10,941	47,433	42,724
Restructuring and other costs	920	934	6,080	5,923
Pre-opening costs	2,909	5,088	15,718	19,313
Impairment and asset disposal costs	604	9,905	4,899	19,753
Interest (income) expense, net	(4,222)	(215)	(8,852)	47
Other income, net	(59)	(275)	(471)	(919)
Income (loss) before income taxes	$2,701	$(18,820)	$14,048	$(58,894)
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(1)Restaurant-level operating expenses consist of food, beverage, and packaging (excluding depreciation and amortization), labor, occupancy, and other operating expenses.
CAVA is now our single operating brand for our operations as we have converted and wound down our Zoes Kitchen operations, with the last conversion restaurant opening on October 20, 2023. As a result, we have highlighted the CAVA segment distinctly from CAVA Group results throughout this press release.
The following tables summarize the results of the CAVA segment for the fiscal quarters and fiscal years ended December 31, 2023 and December 25, 2022:

	Thirteen Weeks Ended		Twelve Weeks Ended
	December 31, 2023		December 25, 2022		Change
($ in thousands)	$	% of Revenue	$	% of Revenue	$	%
Restaurant revenue	$175,451	100.0%	$115,048	100.0%	$60,403	52.5%
Restaurant operating expenses (excluding depreciation and amortization)
Food, beverage, and packaging	50,517	28.8	35,502	30.9	15,015	42.3
Labor	48,842	27.8	31,416	27.3	17,426	55.5
Occupancy	14,538	8.3	10,741	9.3	3,797	35.4
Other operating expenses	22,245	12.7	14,362	12.5	7,883	54.9
Total restaurant operating expenses	136,142	77.6	92,021	80.0	44,121	47.9
Restaurant-level profit	$39,309	22.4%	$23,027	20.0%	$16,282	70.7%

	Fiscal Year Ended
	December 31, 2023		December 25, 2022		Change
($ in thousands)	$	% of Revenue	$	% of Revenue	$	%
Restaurant revenue	$717,060	100.0%	$448,594	100.0%	$268,466	59.8%
Restaurant operating expenses (excluding depreciation and amortization)
Food, beverage, and packaging	208,237	29.0	140,760	31.4	67,477	47.9
Labor	185,820	25.9	121,318	27.0	64,502	53.2
Occupancy	57,811	8.1	40,855	9.1	16,956	41.5
Other operating expenses	87,704	12.2	54,568	12.2	33,136	60.7
Total restaurant operating expenses	539,572	75.2	357,501	79.7	182,071	50.9
Restaurant-level profit	$177,488	24.8%	$91,093	20.3%	$86,395	94.8%
The following table presents selected quarterly financial and other data for the periods indicated:

	Thirteen Weeks Ended	Twelve Weeks Ended	Twelve Weeks Ended	Sixteen Weeks Ended	Twelve Weeks Ended
	December 31, 2023	October 1, 2023	July 9, 2023	April 16, 2023	December 25, 2022
($ in thousands)	(Q4 2023)	(Q3 2023)	(Q2 2023)	(Q1 2023)	(Q4 2022)
Net New CAVA Restaurant Openings	19	11	16	26	23
CAVA Restaurants, end of period	309	290	279	263	237
CAVA Same Restaurant Sales Growth[1]	11.4%	14.1%	18.2%	28.4%	14.8%
CAVA AUV[2]	$2,639	$2,640	$2,599	$2,547	$2,398
CAVA Restaurant-Level Profit	$39,309	$43,580	$44,616	$49,983	$23,027
CAVA Restaurant-Level Profit Margin	22.4%	25.1%	26.1%	25.4%	20.0%
CAVA Restaurant Operating Weeks	3,929	3,432	3,276	3,932	2,687
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1    CAVA Same Restaurant Sales Growth for fiscal 2023 is presented excluding the impact of the 53rd week.
2    For purposes of calculating CAVA AUV for the thirteen weeks ended December 31, 2023, the applicable measurement period is the trailing thirteen periods ended December 31, 2023, excluding the 53rd week. For purposes of calculating CAVA AUV for the twelve weeks ended October 1, 2023, the twelve weeks ended July 9, 2023, the sixteen weeks ended April 16, 2023, and the twelve weeks ended December 25, 2022, the applicable measurement period is the entire trailing thirteen periods ended October 1, 2023, July 9, 2023, April 16, 2023 and December 25, 2022, respectively.

The following tables present the Company’s selected balance sheet and cash flow data as of and for the periods indicated:

($ in thousands)	December 31, 2023	December 25, 2022
Cash and cash equivalents	$332,428	$39,125
Total assets	983,757	583,883
Total liabilities	412,955	370,078
Redeemable preferred stock	—	662,308
Total stockholders’ equity	570,802	(448,503)
Total liabilities, preferred stock and stockholders' equity	983,757	583,883

	Fiscal Year Ended
($ in thousands)	December 31, 2023	December 25, 2022
Net cash provided by operating activities	$97,101	$6,038
Net cash used in investing activities	(138,806)	(104,161)
Net cash provided by (used in) financing activities	335,008	(3,084)
Net change in cash and cash equivalents	$293,303	$(101,207)
The following table shows the growth in our company-owned CAVA restaurant base:

	Thirteen Weeks Ended	Twelve Weeks Ended	Fiscal Year Ended
	December 31, 2023	December 25, 2022	December 31, 2023	December 25, 2022
Beginning of period	290	214	237	164
New CAVA restaurant openings, including converted Zoes Kitchen locations	19	23	73	74
Permanent closure	—	—	(1)	(1)
End of period	309	237	309	237

Reconciliation of Non-GAAP Financial Measures
The following table reconciles net income (loss) to Adjusted EBITDA for the periods indicated:

	Thirteen Weeks Ended	Twelve Weeks Ended	Fiscal Year Ended
($ in thousands)	December 31, 2023	December 25, 2022	December 31, 2023	December 25, 2022
Net income (loss)	$2,049	$(18,846)	$13,280	$(58,987)
Non-GAAP Adjustments
Interest (income) expense, net	(4,222)	(215)	(8,852)	47
Provision for income taxes	652	26	768	93
Depreciation and amortization	12,337	10,941	47,433	42,724
Equity-based compensation	3,409	1,017	9,575	3,981
Other income, net	(59)	(275)	(471)	(919)
Impairment and asset disposal costs	604	9,905	4,899	19,753
Restructuring and other costs	920	934	6,080	5,923
Certain non-recurring public company costs	—	—	1,113	—
Adjusted EBITDA	$15,690	$3,487	$73,825	$12,615

Revenue	$177,170	$129,935	$728,700	$564,119
Net income (loss) margin	1.2%	(14.5)%	1.8%	(10.5)%
Adjusted EBITDA margin	8.9%	2.7%	10.1%	2.2%
The following table reconciles general and administrative expenses to general and administrative expenses, excluding equity-based compensation and certain non-recurring public company costs for the periods indicated:

	Thirteen Weeks Ended	Twelve Weeks Ended	Fiscal Year Ended
($ in thousands)	December 31, 2023	December 25, 2022	December 31, 2023	December 25, 2022
General and administrative expenses	$24,674	$16,269	$101,491	$70,037
Equity-based compensation	3,409	1,017	9,575	3,981
Certain non-recurring public company costs	—	—	1,113	—
General and administrative expenses, excluding equity-based compensation and certain non-recurring public company costs	$21,265	$15,252	$90,803	$66,056

Revenue	$177,170	$129,935	$728,700	$564,119
General and administrative expenses, as a percentage of revenue	13.9%	12.5%	13.9%	12.4%
General and administrative expenses, excluding equity-based compensation and certain non-recurring public company costs, as a percentage of revenue	12.0%	11.7%	12.5%	11.7%

Glossary:
The following definitions apply to these terms as used in this press release:
“Adjusted EBITDA” is defined as net income (loss) adjusted to exclude interest (income) expense, net, provision for income taxes, and depreciation and amortization, further adjusted to exclude equity-based compensation, other income, net, impairment and asset disposal costs, restructuring and other costs, and certain non-recurring public company costs;
“Adjusted EBITDA Margin” is defined as Adjusted EBITDA as a percentage of revenue;
“CAVA Average Unit Volume” or “CAVA AUV” represents total revenue of operating CAVA Restaurants that were open for the entire trailing thirteen periods, and digital kitchens sales for such period, divided by the number of operating CAVA Restaurants that were open for the entire trailing thirteen periods;
“CAVA Digital Revenue Mix” represents the portion of CAVA revenue related to digital orders as a percentage of total CAVA revenue;
"CAVA Restaurant Operating Weeks" represents the aggregate number of weeks each of our CAVA Restaurants has been open in a given period;
“CAVA Restaurant-Level Profit,” a segment measure of profit and loss, represents CAVA Revenue less food, beverage, and packaging, labor, occupancy, and other operating expenses, excluding depreciation and amortization. CAVA Restaurant-Level Profit excludes pre-opening costs;
“CAVA Restaurant-Level Profit Margin” represents CAVA Restaurant-Level Profit as a percentage of CAVA Revenue;
“CAVA Restaurants” is defined to include all CAVA restaurants, including converted Zoes Kitchen locations and CAVA hybrid kitchens, that are open as of the end of the specific period. CAVA Restaurants exclude restaurants operating under license agreements and CAVA digital kitchens;
“CAVA Revenue” is defined to include all revenue attributable to CAVA restaurants in the specified period, excluding restaurants operating under a license agreement;
“CAVA Same Restaurant Sales Growth” is defined as the period-over-period sales comparison for CAVA restaurants that have been open for 365 days or longer (including converted Zoes Kitchen locations that have been open for 365 days or longer after the completion of the conversion to a CAVA restaurant);
“digital orders” means orders made through catering, digital channels, such as the CAVA app and the CAVA website. Digital orders include orders fulfilled through third-party marketplace and native delivery and digital order pick-up;
“guest traffic” means the number of entrees ordered in-restaurant and through digital orders; and
“Net New CAVA Restaurant Openings” is defined as new CAVA restaurant openings (including CAVA restaurants converted from a Zoes Kitchen location) during a specified reporting period, net of any permanent CAVA restaurant closures during the same period.